Filed Pursuant to Rule 424(b)(5)

Registration No. 333-230854

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 12, 2019)

TARONIS TECHNOLOGIES, INC.

2,097,496 Shares of Common Stock

3,500 Shares of Series G Convertible Preferred Stock
1,555,556 Shares of Common Stock issuable upon conversion of Series G Convertible Preferred Stock

3,111,111 Warrants to Purchase Shares of Common Stock

3,111,111 Shares of Common Stock issuable upon the exercise of Warrants to Purchase Shares of Common Stock

We are offering, pursuant to this prospectus supplement and the accompanying base prospectus, up to (i) 2,097,496 shares of common stock, par value $0.001 per share (“Common Stock”), (ii) 3,500 shares of Series G Convertible Preferred Stock (“Series G Convertible Preferred Stock”), and (iii) 3,111,111 Warrants to Purchase Shares of Common Stock (“Common Stock Warrants”). The Common Stock, Series G Convertible Preferred Stock, and Common Stock Warrants will be issued separately but will be purchased together in the offering. This prospectus supplement also relates to the offering of up to (i) 1,555,556 shares of Common Stock upon the conversion, if any, of the Series G Convertible Preferred Stock and (ii) 3,111,111 shares of Common Stock upon the exercise, if any, of the Common Stock Warrants issued in this offering.

The Common Stock Warrants may be exercised to purchase one share of Common Stock at an exercise price of $1.91 per share and will be exercisable 6 months after the date of issuance and will terminate on the 5-year anniversary of the date of exercisability of the Common Stock Warrants.

The Series G Convertible Preferred Stock are convertible into Common Stock at a fixed conversion price of $2.25 per share, subject to adjustment in limited circumstances, 30-days after the date of issuance.

Our common stock is listed on the NASDAQ Capital Market under the symbol “TRNX.” On November 14, 2019, the last reported sale price of our Common Stock on the NASDAQ Capital Market was $2.03 per share. The Series G Convertible Preferred Stock and the Common Stock Warrants will not be listed on any national securities exchange. There is no established public trading market for the Series G Convertible Preferred Stock or the Common Stock Warrants, and we do not expect a market to develop.

We have retained The Special Equities Group, LLC, a division of Bradley Woods & Co. LTD, to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to place the securities offered by this prospectus supplement. We have agreed to pay the placement agent the fees set forth in the table below.

	Per Share/Unit	Total
Public Offering Price (Units Comprised of Common Stock; Series G Convertible Preferred Stock and Common Stock Warrants)	$1,000	$3,500,000.00
Placement Agent Fees	$42.50	$148,750.00
Proceeds, before expenses and discounts, to us	$957.50	$3,351,250.00

We estimate the total expenses of this offering will be approximately $148,750. This offering is expected to close on or about November 15, 2019, subject to customary closing conditions, without further notice to you.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Placement Agent

THE SPECIAL EQUITIES GROUP, LLC, A DIVISION OF BRADLEY WOODS & CO. LTD

Prospectus Supplement dated November 15, 2019.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Information Incorporated by Reference” and “Where You Can Find More Information.”

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

Unless the context otherwise requires, all references to the terms “we,” “us,” “our,” and the “company” throughout this prospectus supplement mean Taronis Technologies, Inc. and its subsidiaries.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or of any sale of the securities. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Information Incorporated by Reference” and “Where You Can Find More Information” in this prospectus supplement. You should also carefully consider the matters discussed in the section entitled “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in other periodic reports incorporated herein by reference.

Our Company

Overview

We are a technology-based company that is focused on addressing the global constraints on natural resources, including fuel and water. Our two core technology applications – renewable fuel gasification and water decontamination/sterilization – are derived from our patented and proprietary Venturi® Plasma Arc System (“Venturi System”). The Venturi System works by generating a combination of electric current, heat, ultraviolet light and ozone, that affects the feedstock run through the system to create a chosen outcome, depending on whether the system is in “gasification mode” or “sterilization mode”. We use our Venturi System to make MagneGas, but it has the ability to gasify many forms of liquids and liquid waste such as used vegetable, soybean or motor oils, certain types of liquified biomass, ethylene glycol and can be used to sterilize bio-contaminants in waste and decontaminate water. We also own a controlling interest in a water conservation technology company called the WATER PILOT®.

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Gasification Mode – MagneGas Cutting Fuel

When the Venturi System is in “gasification mode” and the appropriate feedstock is passed through the system in a closed loop with constant recirculation (to achieve the maximum possible gasification rates), it creates a renewable, hydrogen-based synthetic fuel we call “MagneGas”. We sell MagneGas as a metal cutting fuel as an alternative product to acetylene, which is the most commonly used metal fuel globally, but also happens to be a non-renewable fossil fuel-based metal cutting fuel. Alternatively, MagneGas is a cleaner, renewable fuel alternative that creates a flame up to 85% hotter than acetylene and cuts metal up to 38% faster than acetylene, while maintaining a comparable price. The use of MagneGas is nearly identical to acetylene making it easy for end-users to adopt our product with limited training. After production, the MagneGas is stored in cylinders which are then sold to market on a rotating basis.

Over the last several years we have acquired and maintain a retail distribution network, which allows us to sell and transport MagneGas to customers in various metalworking industries. Since 2017, we have doubled the range we are able to distribute MagneGas and are now able to more efficiently address markets within a 500-mile radius of our production hubs in Florida and Texas. Within the next two years, we plan to create two production hubs in California to serve the western United States. Finally, we have and intend to continue to acquire complementary gas and welding supply distribution businesses in order to expand the distribution and use of MagneGas, other industrial gases and related equipment. We have sold to over 30,000 customers in the public and private sectors.

Sterilization Mode

When the Venturi System is in “sterilization mode”, the system may process any number of liquified waste streams. In most cases we pass the selected waste stream through the system a limited number of times to achieve the maximum sterilization/decontamination effect on the waste stream. Sterilization mode also produces modest amounts of gas as a byproduct. Our proprietary combination of electric current, heat, ultraviolet light and ozone has shown an ability to eliminate up to 99.9% of EPA and USDA regulated pathogens such as e-coli and fecal coliform. We also believe our technology has the capability to eliminate cyanobacteria commonly referred to as “blue-green algae” and are currently conducting tests to verify that capability.

The Venturi System forces a high-volume flow of liquid waste through a submerged plasma arc existing between carbon electrodes, a process which sterilizes the bio-contaminants within the waste without requiring any chemical disinfecting agents. The Venturi System also releases a clean burning fuel as a byproduct of the decontamination and sterilization process, which can be used to offset some energy consumption. Because our Venturi Systems are available in various sizes from 50kW to 500kW, they are applicable to a broad array of end-users, including: (i) large consumers of cutting fuels (construction companies, shipbuilders, heavy industry) who desire a safer, renewable, and efficient alternative to acetylene and propane, (ii) producers of contaminated waste streams (commercial manufacturers, farming operations, chemical producers, etc.) who either desire to or are mandated by law to treat agricultural, pharmaceutical, industrial or manufacturing waste streams prior to release into the ecosystem and (iii) local, state or federal governments, desirous of decontaminating water sources or reclaiming waste water that is otherwise unusable.

During 2019 and 2018, as part of our retail growth strategy, we acquired a number of businesses with large customer bases through which we now offer our proprietary MagneGas product in addition to other gases and welding supplies. The majority of our retail locations are in Texas and California, which we believe are the two top markets for consumption of metal cutting fuels and related supplies. We also have locations in Florida and Louisiana and recently launched international locations in Amsterdam and San Salvador. We also market, for sale and licensure, our proprietary plasma arc technology for gasification and the processing of liquid waste and have developed a global network of brokers to sell our Venturi Systems.

The WATER PILOT®

The Company also owns a controlling interest in Water Pilot, LLC. The WATER PILOT® System immediately reduces water consumption and provides its end users with live remote consumption monitoring for long term leak protection and water asset management. An integral, client-based alarm and notification system that reports to any mobile device. Water Pilot may be appropriate for a wide range of businesses or properties with a water meter. The Company currently sells the Water Pilot directly and through a network of commissioned sales agents across the United States.

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Core Technology

Submerged Plasma Arc Flow System Overview

●	Our patented system enables fluid to efficiently pass through a submerged plasma arc.

●	To create synthetic fuel, the fluid must contain hydrogen and oxygen – carbon supply can be facilitated by the electrodes.

●	As the fluid passes through the arc, hydrogen, carbon and oxygen molecules are liberated and gasified.

●	A wide range of feedstocks can produce different gases, with differing flame and heating properties

●	Typically, our fuels are 40-60% ionized hydrogen and 30-40% other synthetic hydrocarbon and carbon compounds.

●	To decontaminate or sterilize waste streams, such as contaminated water or biomass waste, the “feed stock” must be in liquid form.

Our Products

We have two proprietary products that we market and sell, which are derived from our core technology. The first is our clean, renewable alternative cutting fuel called “MagneGas”, which is sold at our various locations to retail end users as an alternative product to acetylene. The second is our Plasma Arc Flow System, which is marketed for sale and licensure to commercial operators who desire to utilize our technology for gas production (under strict license) or water decontamination and sterilization.

MagneGas Cutting Fuel

We currently produce MagneGas, which is comprised primarily of hydrogen and created through a patented protected process. The fuel can be used as an alternative to acetylene and other natural gas derived fuels for metal cutting and other commercial uses. After production, the fuel is stored in hydrogen cylinders which are then sold to market on a rotating basis. Independent analyses performed by the City College of New York and Edison Welding Institute have verified that MagneGas cuts metal at a significantly higher temperature and faster than acetylene, which is the most commonly used fuel in metal cutting. The use of MagneGas is nearly identical to acetylene (it merely requires a different welding tip and a regulator) making it easy for end-users to adopt our product with limited training.

Over the last several years we have acquired and maintain a retail distribution network, which allows us to sell and transport MagneGas to customers in various metalworking industries. Since 2017, we have doubled the range we are able to distribute MagneGas and are now able to more efficiently address markets within a 500-mile radius of our production hubs in Florida and Texas. Within the next two years we plan to create two production hubs in California to serve the western United States. We have and intend to continue to acquire complementary gas and welding supply distribution businesses in order to expand the distribution and use of MagneGas, other industrial gases and related equipment. Finally, we have recently expanded into international markets surrounding Amsterdam, Netherlands and San Salvador, El Salvador and expect to continue to expand internationally in the coming years. We have sold to over 30,000 customers in the public and private sectors.

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Venturi System for Sterilization

We use our Venturi System to make MagneGas, but it has the ability to gasify many forms of liquids and liquid waste such as used vegetable, soybean or motor oils, certain types of liquified biomass, ethylene glycol and can be used to sterilize bio-contaminants in waste and decontaminate water. The Venturi System forces a high-volume flow of liquid waste through a submerged plasma arc existing between carbon electrodes, a process which sterilizes the bio-contaminants within the waste without requiring any chemical disinfecting agents. The Venturi System also releases a clean burning fuel as a byproduct of the decontamination and sterilization process, which can be used to offset some energy consumption. Because our Venturi Systems are available in various sizes from 50kW to 500kW, they are applicable to a broad array of end-users, including: (i) large consumers of cutting fuels (construction companies, shipbuilders, heavy industry) who desire a safer, renewable, and efficient alternative to acetylene, propane (ii) producers of contaminated waste streams (commercial manufacturers, farming operations, chemical producers, etc.) who either desire to or are mandated by law to treat agricultural, pharmaceutical, industrial or manufacturing waste streams prior to release into the ecosystem and (iii) local, state or federal governments, desirous of decontaminating water sources or reclaiming waste water that is otherwise unusable.

Our Strategy

We strive to be a leading clean technology company. We seek to accomplish this goal through commercialization of our existing proprietary products, acquisition of similarly aligned businesses and through research and development to improve upon our products and discover new products or applications.

To help commercialize the use of our proprietary product MagneGas, over the last several years we have acquired a number of independent welding supply and gas distribution businesses, which now offer MagneGas as an alternative to acetylene in 22 retail locations across the United States. We will continue to evaluate potential strategic acquisition targets to enhance our organic based growth model.

To further the commercialization of our Venturi Systems for decontamination and sterilization, we have applied for and have been awarded two grants from the United States Department of Agriculture and have successfully completed a number of pilot studies and plan to open a commercial sterilization and decontamination facility in the United States within the next year. We also have acquired a controlling interest in the Water Pilot, LLC, which is a water conservation technology company.

Our research and development activities are focused on:

●	the potential ability to use the Venturi System for the processing of agricultural waste and for the elimination of cyanobacteria, commonly referred to as “blue-green algae”;

●	proving and scaling the utility our Venturi System on a large-scale industrial basis;

●	increased system efficiency for higher fuel production;

●	improvement upon existing intellectual property related to the WATER PILOT®.

Our Distribution & Sales Network

We distribute and sell our MagneGas fuel, other gases and welding supplies at our retail locations in Florida, Louisiana, Texas and California and through a select network of independent welding supply distributors. We use our retail industrial gas and welding supply subsidiaries as a platform to accelerate MagneGas fuel sales into regional markets. Our Venturi System is distributed directly by the Company and marketed and/or sold via a network of international brokers. The WATER PILOT® is sold directly by the Company and through a network of commissioned sales agents across the United States.

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Competitive Business Conditions

The competitive landscape in which our welding supply and gas distribution business operates is comprised of several major international conglomerates, such as Airgas, Linde, Air Products and Praxair and a number of smaller independent distributors which compete for market share in certain geographical areas. We believe that the superior qualities of MagneGas are a market differentiator, which allow us to compete with both large conglomerates and smaller distributors.

The competitive landscape in which the Venturi System may be utilized for wastewater decontamination and sterilization is relatively undeveloped and we are not aware of any direct competitors at this time.

We are unaware of direct competition related to the WATER PILOT® at this time, although there are a number of other water conservation technologies in the marketplace today.

Reverse Split

On January 30, 2019, the Company effected a 20 for 1 reverse split of its issued and outstanding common stock. Thereafter, on August 22, 2019, the Company effected a 5 for 1 reverse split of its issued and outstanding common stock in order to regain compliance with the Nasdaq Capital Markets minimum bid price rule. All share information in this registration statement on Form S-3 is retroactively reflected for the August 22, 2019 reverse split.

Corporate Information

Taronis Technologies, Inc. was organized as 4307 INC. under the laws of the State of Delaware on December 9, 2005. Our corporate headquarters are located at 11885 44th Street North, Clearwater, Florida 33762 and our telephone number is (727) 934-3448.

Reports to Security Holders

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, registration statements and other items pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Securities and Exchange Commission (“SEC”). The SEC maintains an internet site (www.sec.gov) that contains reports, proxy and information statements regarding issuers that file electronically with the SEC.

Reports to Security Holders

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, registration statements and other items pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Securities and Exchange Commission (“SEC”). The SEC maintains an internet site (www.sec.gov) that contains reports, proxy and information statements regarding issuers that file electronically with the SEC.

The Offering

Securities offered by the Company:

(i) 2,097,496 shares of Common Stock, (ii) 3,500 shares of Series G Convertible Preferred Stock, and (iii) 3,111,111 Common Stock Warrants. The Common Stock, Series G Convertible Preferred Stock, and Common Stock Warrants will be issued separately but will be purchased together in the offering.

This prospectus supplement also relates to the offering of up to (i) 1,555,556 shares of Common Stock upon the conversion, if any, of the Series G Convertible Preferred Stock and (ii) 3,111,111 shares of Common Stock upon the exercise, if any, of the Common Stock Warrants issued in this offering.

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The Common Stock Warrants may be exercised to purchase one share of Common Stock at an exercise price of $1.91 per share and will be exercisable 6 months after the date of issuance and will terminate on the 5-year anniversary of the date of exercisability of the Common Stock Warrants.

The Series G Convertible Preferred Stock are convertible into Common Stock at a fixed conversion price of $2.25 per share, subject to adjustment in limited circumstances, 30 days after the date of issuance.

Common Stock to be outstanding after this offering:	22,301,561 shares of Common Stock*

Use of proceeds:	Working capital and general corporate expenses. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Nasdaq Capital Market (“Nasdaq”) Symbol:	TRNX

Risk factors:	This investment involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

*The number of shares of our Common Stock outstanding has been adjusted for the 5:1 reverse split that was effected on August 22, 2019 and is based on 20,204,065 shares of our common stock outstanding as of November 13, 2019 and excludes the following (in each case, as of November 13, 2019):

●	2,311 shares of Common Stock issuable upon the exercise of options;

●	1,945 shares of Common Stock that are issuable upon the exercise of common stock warrants issued in a private placement in June 2017 (the “June 2017 Private Placement”);

●	278 shares of Common Stock that are issuable upon the exercise of placement agent warrants issued in the June 2017 Private Placement;

●	218,000 shares of Common Stock that are issuable upon the exercise of common stock warrants granted in the October 2018 Registered Direct Offering and Private Placement;

●	94,650 shares of Common Stock that are issuable upon the exercise of common stock warrants granted in a February 2019 Confidentially Marketed Public Offering;

●	3,111,111 shares of Common Stock issuable upon exercise of the Common Stock Warrants issued in connection with this offering at an exercise price of $1.91 per share; and

●	1,555,556 shares of Common Stock issuable upon conversion of the Series G Convertible Preferred Stock.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options and warrants and no exercise of the Common Stock Warrants and no conversion of the Series G Convertible Preferred Stock offered hereby.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, as well as the other risk factors incorporated herein by reference from “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018, and as further updated by our subsequent Exchange Act filings we file with the SEC after the filing of the registration statement of which this prospectus is a part and that are, in each case, incorporated by reference herein. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the price of our common stock and the value of your investment in our securities.

Risks Relating to Our Business

Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

Over the course of our business development as a technology company, we have established a retail and wholesale platform and network of brokers to sell our products. Our business strategy includes continued expansion of this our sales network by way of acquisitions and organic growth. Recently, to further our strategy, we made changes to our executive management team, including a new chief executive officer and chief financial officer. Our ability to successfully grow will depend on a variety of factors, including the ability of these executive officers to execute our business strategy. Growth opportunities may not be available or we may not be able to manage our growth successfully. If we do not manage our growth effectively, our financial condition and operating results could be negatively affected. Furthermore, there are considerable costs involved in acquiring companies and expanding retail capacity, and generally a period of time is required to generate the necessary revenues to offset these costs, especially in areas in which we do not have an established presence. Accordingly, any such business expansion can be expected to negatively impact our earnings until certain economies of scale are reached.

Pending and future litigation and government investigations may have a material adverse impact on our financial condition and results of operations.

From time to time the Company may be a party to litigation matters or regulatory investigations involving claims against the Company or its wholly-owned subsidiaries. The Company is subject to an increased risk of litigation and regulatory investigation due to the Company’s operation in a highly regulated industry.

It is possible that we may be subject to litigation or claims for indemnification in connection with the sale of our common stock in inadvertent unregistered transactions that occurred in 2018. The SEC may determine to investigate the unregistered transactions in our common stock, which could subject us to potential enforcement actions by the SEC under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) and may result in injunctive relief or the imposition of fines. In addition, it is possible that we had other unregistered offers or sales of our common stock, other than the aforementioned inadvertent unregistered transactions that occurred in 2018, and we may be subject to litigation or claims for indemnification in connection with any such offers or sales. If any such claims were to succeed, we might not have sufficient funds to pay the resulting damages. There can be no assurance that the insurance coverage we maintain would cover any such expenses or be sufficient to cover any claims against us. In addition to the monetary value of any claim, any litigation, regulatory action or governmental proceeding to which we are a party could adversely affect us by harming our reputation, diverting the time and attention of management, and causing the Company to incur significant litigation expenses, which would all materially and adversely affect our business.

In addition, we may be a party to litigation matters involving our business, which operates within a highly regulated industry. On September 4, 2018, we received notice that a law firm representing the estate of an individual who sustained life-ending injuries while working for an end user of our products had made a claim to our insurance carrier. The matter is under investigation by the U.S. Department of Transportation and the Occupational Health and Safety Administration. The Company is still investigating the cause of the accident and there have been no conclusive findings as of this time. It is unknown whether the final cause of the accident will be determined and whether those findings will negatively impact Company operations or sales. The Company continues to be fully operational and transparent with all regulatory agencies.

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On April 15, 2019, an alleged shareholder filed a purported class action in the United States District Court for the Middle District of Florida against the Company and certain of its officers and directors, captioned Hatten v. Taronis Technologies, Inc., et al., Case No. 8:19-cv-00889 (M.D. Fla.). The complaint purports to be brought on behalf of a class consisting of all persons (other than defendants) who purchased or otherwise acquired securities of the Company between January 28, 2019 and February 12, 2019 and alleges that the Company and the individual defendants violated federal securities laws, including Sections 10(b) and/or 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10b-5 promulgated thereunder, by making alleged false and/or misleading statements and failing to disclose certain information regarding the Company’s business with the City of San Diego.

On June 21, 2019, the United States District Court for the Middle District of Florida granted the parties’ joint motion to transfer the case to the United States District Court for the District of Arizona. On July 10, 2019, the Court appointed a Lead Plaintiff. The case is now captioned Zhu, et al. v. Taronis Technologies, Inc., et al., No. CV-19-04529-PHX-GMS (D. Ariz.). On August 2, 2019, the Court established a schedule for the filing of an operative amended complaint and a response thereto.

On August 30, 2019, Lead Plaintiff filed an amended complaint that alleges the same claims and class period as the initial complaint. Defendants’ motion to dismiss the amended complaint is due on October 14, 2019.

On June 25, 2019, a shareholder derivative complaint was filed against certain of the Company’s directors and officers in the United States District Court for the District of Arizona. The case is captioned Falcone v. Dingess, et al., No. CV-19-04547-PHX-DJH (D. Ariz.). The complaint alleges, among other things, that the defendants violated federal securities laws, including Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder, by making alleged false and/or misleading statements and failing to disclose certain information regarding the Company’s business with the City of San Diego. The complaint further alleges breaches of fiduciary duties, waste of corporate assets, and gross mismanagement. The factual allegations upon which these claims are based are similar to the factual allegations made in the Securities Class Action Litigation, described above. The complaint seeks, among other things, unspecified damages for the Company from the individual defendants, the payment of costs and attorneys’ fees, and that the Company be directed to reform certain governance and internal procedures.

On September 20, 2019, a shareholder derivative complaint was filed against certain of the Company’s directors and officers in the United States District Court for the District of Arizona. The case is captioned Manley v. Mahoney, et al., No. 2:19-cv-05233-DLR (D. Ariz.). The complaint alleges breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets. The factual allegations upon which these claims are based are similar to the factual allegations made in the Securities Class Action Litigation, described above. The complaint seeks, among other things, unspecified damages for the Company from the individual defendants, the payment of costs and attorneys’ fees, and that the Company be directed to reform certain governance and internal procedures.

For more information regarding pending litigation or potential legal proceedings, please see the Sections captioned “Item 3. Legal Proceedings” contained in our Annual Report on Form 10-K for the year ended December 31, 2018, “Item 1. Legal Proceedings” contained in our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission subsequent to the Form 10-K, and our Current Report on Form 8-K filed with the SEC on December 13, 2018.

Risks Related to Our Intellectual Property

Several patents in our patent portfolio have imperfect chains of title, which could result in ownership challenges by third parties. The cost to defend against such ownership challenges or the loss of such patents could have a material adverse effect on our business, operation or financial results.

Our patents, U.S. Patent No’s. 6,183,604, 6,663,752, and 6,673,322, have defects in their original patent assignments. We have filed several nunc pro tunc assignments to correct the assignment defects for each of these patents (the “Corrective Assignments”). The Corrective Assignments are intended to correct the defects in earlier defective patent assignments such that each patent is valid and enforceable by us. The Corrective Assignments do not replace the assignments previously recorded at the U.S. Patent and Trademark Office. Instead, the Corrective Assignments are intended to repair the defects in the prior patent assignments. Notwithstanding the recordation of the Corrective Assignments, the ownership of each patent may be subject to ownership challenges and the costs to defend against such ownership challenges or the loss of such patents could have a material adverse effect on our business, operations or financial results.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement (including any documents incorporated by reference herein) contains statements with respect to us which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and reflect our plans, estimates and beliefs, can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward-looking statements include, but are not limited to, statements concerning future events, our future financial performance, business strategy and plans and objectives of management for future operations. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein.

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the Securities and Exchange Commission, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement is accurate as of the date on the cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting placement agent fees, investor discounts and our estimated offering expenses, and excluding the proceeds, if any, from the cash exercise of the Common Stock Warrants issued in this offering, will be approximately $2.82 million if we sell the maximum number of securities. Upon the cash exercise of the Common Stock Warrants, we will receive the exercise price of the warrants which is $1.91 per share, for an aggregate of approximately $5,942,222. There is no assurance any Common Stock Warrants will be exercised for cash.

We plan to use the net proceeds for general corporate purposes. General corporate purposes may include providing working capital, funding capital expenditures, or paying for acquisitions. We currently do not have any arrangements or agreements for any acquisitions. We cannot precisely estimate the allocation of the proceeds from any exercise of the warrants for cash. Accordingly, in the event the warrants are exercised for cash, our management will have broad discretion in the application of the proceeds of such exercises. Pending the use of proceeds, we may invest the proceeds of any warrant for cash exercise in certificates of deposit or direct or guaranteed obligations of the U.S. government. There is no assurance that the warrants will ever be exercised for cash.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to (i) 2,097,496 shares of Common Stock, (ii) 3,500 shares of Series G Convertible Preferred Stock, and (iii) 3,111,111 Common Stock Warrants. The securities are being sold directly to one or more institutional investors pursuant to a securities purchase agreement dated November 13, 2019. The Common Stock, Series G Convertible Preferred Stock, and Common Stock Warrants will be issued separately but will be purchased together in the offering. This prospectus supplement also relates to the offering of up to (i) 1,555,556 shares of our common stock, par value $0.001 per share, upon the conversion, if any, of the Series G Convertible Preferred Stock and (ii) 3,111,111 shares of our common stock, par value $0.001 per share, upon the exercise, if any, of the Common Stock Warrants issued in this offering.

As of November 15, 2019, our authorized capital stock consisted of 190,000,000 shares of Common Stock, of which 20,204,065 shares were issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $0.001 per share, of which none are issued and outstanding, prior to the offering. In addition, as of November 15, 2019, there were issued and outstanding options to purchase 2,311 shares of Common Stock and warrants to purchase 561,957 shares of Common Stock. The authorized and unissued shares of Common Stock and Preferred Stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed.

Common Stock

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our Common Stock does not have cumulative voting rights. Holders of our Common Stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, the board of directors is authorized, without stockholder approval, to issue shares of Preferred Stock that may contain rights or restrictions that could have this effect. Holders of Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

All of our outstanding shares of Common Stock are, and the shares of Common Stock to be issued in this offering will be, fully paid and nonassessable.

Series G Convertible Preferred Stock

The terms of the Series G Convertible Preferred Stock, or the Series G Preferred Stock, are contained in the Certificate of Designations, Preferences and Rights of the Series G Convertible Preferred Stock of Taronis Technologies, Inc., or the Series G Certificate of Designations, that we filed with the Secretary of State of the State of Delaware on November 14, 2019. The following description is a summary of the material provisions of the Series G Convertible Preferred Stock and the Series G Certificate of Designations. It does not purport to be complete and is qualified in all respects by the terms of the Series G Certificate of Designations. We urge you to read the Series G Certificate of Designations because it, and not this description, defines the rights of holders of Series G Convertible Preferred Stock. We have included the Series G Certificate of Designations in our Current Report on Form 8-K filed with the Commission on November 15, 2019, which is incorporated by reference into this prospectus.

Rank

The Series G Preferred Shares rank prior and superior to all of the Common Stock and any other capital stock of the Company with respect to the preferences as to dividends distributions and payments upon a liquidation event. The rights of the shares of Common Stock and other capital stock of the Company are of a junior rank to and subject to the preferences and relative rights of the Series G Convertible Preferred Shares.

Dividends

Holders of the Series G Convertible Preferred Stock will be entitled to receive dividends, if and when declared by our Board of Directors, from time to time, in its sole discretion and in accordance with the requirements of Delaware General Corporation Law. Upon the occurrence of certain triggering events, the holders will be entitled to receive dividends at a rate of eighteen percent (18.0%) per annum.

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Conversion

The shares of Series G Convertible Preferred Stock are convertible into common stock at a fixed conversion price of $2.25 per share, or the conversion price, subject to adjustment in limited circumstances. The Series G Convertible Preferred Stock may be converted into common stock at any time at the option of the holders at any time or times on or after the thirtieth (30th) calendar day immediately following the Issuance Date, subject to the limitations on beneficial ownership contained in the Series G Certificate of Designations.

In addition, upon the occurrence certain triggering events, a holder of Series G Convertible Preferred Stock has the option to redeem a portion of the Series G Convertible Preferred Stock Company in cash by wire transfer of immediately available funds at a price equal to the greater of (x) 118% of the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding such Triggering Event and ending on the date such Holder delivers the Triggering Event Redemption Notice, by (II) the lowest Conversion Price in effect during such period (the “Triggering Event Redemption Price”).

The Preferred Shares will mature one year from issuance and include an optional redemption right, which means that any time or times after the six (6) month anniversary of the issuance date of the Preferred Shares, the holders have the right to require that the Company redeem all or any portion of the conversion amount of such Holder’s Series G Preferred Shares then outstanding, upon proper notice, in cash. The Company also has the right to redeem all, but not less than all, of the Series G Convertible Preferred Stock, in cash, at any time.

Adjustment of Conversion Price

If and whenever we subdivide or combine (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) our outstanding common stock into a greater or smaller number of shares, then the conversion price in effect immediately prior to such subdivision will be proportionately reduced or increased, as applicable. Additionally, subject to the prior approval of the principal market upon which the Company’s securities are actively traded, the Company may at any time, with the prior written consent of the Series G Convertible Preferred stockholder, reduce the then current conversion price to any amount and for any period of time deemed appropriate by the Board.

Triggering Events

The Series G Certificate of Designations provide for certain triggering events which include, but are not limited to:

●	the shares of Common Stock issued and issuable with respect to the Series G Preferred Shares shall be issued or issuable without restrictive legends and eligible for immediate sale without restriction or limitation pursuant to Rule 144 and Section 3(a)(9) of the Securities Act without the requirement to be in compliance with Rule 144(c)(1) and without the need for registration under any applicable federal or state securities laws;

●	(A) the suspension of the Common Stock from trading on an Eligible Market for a period of two (2) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period or (B) the failure of the Common Stock to be listed on an Eligible Market;

●	the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any Holder, including by way of public announcement, or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Series G Preferred Shares into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations, other than pursuant to Section 5(d);

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●	at any time following the fifth (5th) consecutive Business Day that the Holder’s Authorized Share Allocation is less than the Holder’s Pro Rata Amount of the Required Reserve Amount (as defined in Section 12(a));

●	the Company’s failure to pay to such Holder any amount of Stated Value, dividends, Late Charges, Redemption Price or other amounts when and as due under this Certificate of Designations or any other Transaction Document, except, in the case of a failure to pay dividends and/or Late Charges when and as due, in which case only if such failure continues for a period of at least an aggregate of two (2) Business Days;

●	the occurrence of any default (after lapse of any applicable cure periods) under, redemption of or acceleration prior to maturity of at least an aggregate of $100,000 of Indebtedness of the Company or any of its Subsidiaries;

●	the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

●	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

●	a final judgment or judgments for the payment of money aggregating in excess of $100,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above so long as the Company provides the Holders a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holders) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

●	other than as specifically set forth in another clause of this Section 6(a), the Company or any of its Subsidiaries breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach remains uncured for a period of five (5) consecutive Business Days;

●	any breach or failure in any respect to comply with either Sections 15 or 16 of this Certificate of Designations;

●	any material damage to, or loss, theft or destruction of, any material amount of property of the Company, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance would reasonably be expected to have a Material Adverse Effect;

●	a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied or that there has been no Equity Conditions Failure or as to whether any Triggering Event has occurred; or

●	any Material Adverse Effect occurs.

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Voting Rights

Each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such Holder’s Series G Preferred Shares would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock. Each Holder shall be entitled to receive the same prior notice of any stockholders’ meeting as is provided to the holders of Common Stock in accordance with the bylaws of the Company, as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting, and shall vote as a class with the holders of Common Stock as if they were a single class of securities upon any matter submitted to a vote of stockholders, except those matters required by law or by the terms hereof to be submitted to a class vote of the Holders of Series G Preferred Shares, in which case the Holders of Series G Preferred Shares only shall vote as a separate class.

Exchange Listing

There is no established public trading market for the Series G Convertible Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series G Convertible Preferred Stock on any securities exchange or recognized trading system.

Limitations on Beneficial Ownership

The Series G Convertible Preferred Stock may not be converted, and Common Stock may not be issued in connection therewith, if, after giving effect to the conversion or issuance, a holder together with certain related parties would beneficially own in excess of 4.99% of the outstanding common stock. At each holder’s option, the cap may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to us, and any increase or decrease will apply only to such holder.

Common Stock Warrants

The following description is a summary of the material provisions of the Common Stock Warrants does not purport to be complete and is qualified in all respects by the form of warrant. We have included the form of Common Stock Warrant in our Current Report on Form 8-K filed with the Commission on November 15, 2019, which is incorporated by reference into this prospectus.

Pursuant to the terms of the securities purchase agreement, the Company is offering Common Stock Warrants to purchase up to 3,111,111 shares of Common Stock. The Common Stock Warrants will be exercisable beginning on the Initial Exercisability Date, in whole or in part, which at any time or times on or after the six (6) month anniversary of the Issuance Date, at an exercise price of $1.91 per share (the “Exercise Price”). The Common Stock Warrants will be exercisable for 60 months following the Initial Exercisability Date.

If on or after the Initial Exercisability Date, in event there is no effective registration statement registering, or no current prospectus is available for the resale of, the shares of Common Stock issuable upon exercise of such Common Stock Warrants, the holder may exercise the Common Stock Warrants by means of a “cashless exercise”. Subject to limited exceptions, a holder of Common Stock Warrants will not have the right to exercise any portion of its Common Stock Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company; provided, however, that any increase of the Beneficial Ownership Limitation will only take effect upon 61 days’ prior notice to the Company, but not to any percentage in excess of 9.99%.

The Exercise Price and number of shares of Common Stock issuable upon the exercise of the Common Stock Warrants will be subject to adjustment in the event of any stock dividends, forward or reverse stock split, recapitalization, reorganization or similar transaction.

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CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2018 and our capitalization as of December 31, 2018 on a pro forma basis, based on a public offering price of $1,000 per share of Common Stock and Series G Convertible Preferred Stock, but excluding the exercise of Common Stock Warrants, offering expenses and investor discounts. You should read the following table in conjunction with “Use of Proceeds” in this prospectus supplement and our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2018 (audited)	Pro Forma (assuming $3,500,000 in issuance of Securities sold in the Offering)

Cash and cash equivalents	$1,598,737	$3,500,000
Long term debt
Note payable	$601,582	$601,582
Capital leases, net of current	$203,294	$203,294
Total Liabilities	$4,345,348	$4,345,348
Stockholders’ equity
Common stock: $0.001 par; 190,000,000 shares authorized; 7,732,815 shares issued and outstanding at December 31, 2018	$7,732	$22,302
Additional paid-in-capital	$102,802,553	$106,302,553
Accumulated deficit	$(79,619,711)	$(79,619,711)
Total stockholders’ equity	$23,190,574	$26,705,144
Total Capitalization	$27,535,922	$31,050,492

DILUTION

The following section has not been adjusted for the Company’s 1:5 reverse split completed on August 22, 2019.

If you purchase our securities in this offering, your interest will be diluted to the extent of the difference between the price per share of Common Stock and accompanying Warrant you pay in this offering and the net tangible book value per share of our Common Stock immediately after this offering. Our net tangible book value of our Common Stock as of June 30, 2019 was approximately $26,413,332, or approximately $0.62 per share of Common Stock based on 42,700,933 shares outstanding at that time. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of 2,097,496 shares of Common Stock, 3,500 Series G Convertible Preferred Stock shares and Common Stock Warrants to purchase up to 3,111,111 shares of our Common Stock in the aggregate amount of $3,500,000 in this offering at a public offering price of $1,000 per share of our Common Stock, Series G Convertible Preferred Stock and Common Stock Warrants (and excluding shares of Common Stock issuable and any proceeds receivable upon conversion of the Series G Convertible Preferred Stock and exercise of the Common Stock Warrants or any resulting accounting associated with the Common Stock Warrant), and after deducting estimated offering expenses payable by us and investor discounts, our net tangible book value as of June 30, 2019 would have been approximately $29,239,582, or approximately $0.68 per share of Common Stock based on 42,700,933 shares of Common Stock outstanding at that time. This represents an immediate increase in net tangible book value of $0.06 per share to our existing stockholders and an immediate dilution of approximately $999.32 per share to new investors participating in this offering, as illustrated by the following table:

Offering price per Unit of Common Stock, Series G Convertible Preferred and Common Stock Warrant		$1,000
Net tangible book value per share as of June 30, 2019	$0.62
Increase in as-adjusted net tangible book value per share after this offering	$0.06
As-adjusted net tangible book value per share after this offering		$0.68
Dilution in as-adjusted net tangible book value per share to new investors		$999.32

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Assuming the Common Stock Warrants are immediately exercised, this would result in a net tangible book value per share after giving effect to this offering and Warrant exercises of $5,942,222.01, which represents a dilution per share of Common Stock to new investors of $999.24 and an increase in net tangible book value per share to existing shareholders of approximately $0.76.

The discussion of dilution, and the table quantifying it, assume the sale of all shares and accompanying Common Stock Warrants covered by this prospectus supplement and no exercise of any of the Common Stock Warrants offered hereby or any outstanding options or warrants or other potentially dilutive securities. The exercise of potentially dilutive securities having an exercise price less than the offering price would increase the dilutive effect to new investors.

In particular, the table above excludes the following securities as of June 30, 2019:

●	2,311 shares of Common Stock issuable upon the exercise of options;

●	1,945 shares of Common Stock that are issuable upon the exercise of common stock warrants issued in a private placement in June 2017 (the “June 2017 Private Placement”);

●	278 shares of Common Stock that are issuable upon the exercise of placement agent warrants issued in the June 2017 Private Placement;

●	218,000 shares of Common Stock that are issuable upon the exercise of common stock warrants granted in the October 2018 Registered Direct Offering and Private Placement; and

●	94,650 shares of Common Stock that are issuable upon the exercise of common stock warrants granted in a February 2019 Confidentially Marketed Public Offering.

To the extent that any of these options or warrants are exercised, new options are issued under our equity incentive plans and subsequently exercised or we issue additional shares of Common Stock in the future, there will be further dilution to new investors participating in this offering.

PLAN OF DISTRIBUTION

We have retained The Special Equities Group, LLC, a division of Bradley Woods & Co. LTD, or Special Equities, pursuant to an agreement to act as our placement agent connection with the securities offered by this prospectus supplement and the accompanying prospectus. Special Equities has no commitment to buy any of the securities. Neither we nor the placement agent is required to sell any specific number or dollar amount of securities, but we and the placement agent will use our respective best efforts to sell all the securities offered by this prospectus supplement accompanying prospectus.

There is no requirement that any minimum number of securities or dollar amount of units be sold in this offering and there can be no assurance that we will sell all or any of the securities being offered.

We currently anticipate that closing of this offering will take place on or about November 15, 2019. On the scheduled closing date, the following will occur:

●	we will receive funds in the amount of the aggregate purchase price;
●	Special Equities will receive any placement agent’s fee earned by it in accordance with the terms of the agreement; and
●	we will deliver the securities to the investors.

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We have agreed to pay Special Equities a placement agent fee equal to 5.0% of the net proceeds of the sale of the Common Stock and Series G Convertible Preferred Stock sold by Special Equities in this offering. Special Equities may allow a concession of up to 5.0% of the net proceeds of the sale of such securities to selected dealers. After deducting certain fees due to Special Equities and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $2.78 million if the maximum number of securities are sold (excluding any proceeds from a cash exercise of the Common Stock Warrants).

The following table shows the per unit and total commissions we will pay to Special Equities in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby and assuming that Special Equities sells all the units offered hereby.

	Per Share/Unit	Total
Public Offering Price (Units Comprised of Common Stock; Series G Convertible Preferred Stock and Common Stock Warrants)	$1,000	$3,500,000.00
Placement Agent Fees	$42.50	$148,750.00
Proceeds, before expenses, to us	$957.50	$3,351,250.00

Certain of our executive officers and directors have agreed not to offer, sell or otherwise dispose of any common stock or any securities convertible into or exercisable or exchangeable for common stock or any rights to acquire common stock for a period of 90 days after the closing of the offering, without first obtaining the written consent of the Investors, subject to limited exceptions for estate planning.

Special Equities proposes to arrange for the sale to one or more purchasers of the securities offered pursuant to this prospectus supplement and the accompanying prospectus directly through a securities purchase agreement between the purchasers and us.

The agreement with Special Equities, the form of securities purchase agreement, the Certificate of Designation for the Series G Convertible Preferred Stock and the form of Common Stock Warrant with investors in this offering will be included as exhibits to our Current Report on Form 8-K that has been filed with the Commission in connection with the consummation of this Offering.

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. The transfer agent’s address is 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209, and its telephone number is (303) 282-4800.

Our common stock is listed on The Nasdaq Capital Market under the symbol “TRNX.”

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Tyler B. Wilson, Esq. our General Counsel.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2018 and for the year ended December 31, 2017 incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2018, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in the notes to the consolidated financial statements) of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Where You Can Find More Information

This prospectus supplement is part of a universal shelf registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement of which this prospectus supplement is a part, or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, we file annual, quarterly and special reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

The website addresses referenced herein are not intended to function as hyperlinks, and the information contained in our website and in the SEC’s website is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. This prospectus supplement incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold:

●	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 12, 2019.

●	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed with the SEC on May 20, 2019 and August 19, 2019, respectively.

●	Our Current Reports on Form 8-K and Form 8-K/A, filed with the SEC on January 11, 2019 (two on this date), January 15, 2019, January 18, 2019, January 24, 2019, January 28, 2019, January 31, 2019, February 4, 2019, February 5, 2019, February 7, 2019, February 8, 2019, February 11, 2019, February 13, 2019, February 19, 2019 (two on this date), February 28, 2019, March 8, 2019, May 3, 2019, May 13, 2019, June 3, 2019, June 6, 2019, June 19, 2019, July 12, 2019, July 17, 2019, July 25, 2019, August 20, 2019, August 21, 2019, September 4, 2019, September 23, 2019, October 15, 2019 and November 15, 2019.

●	Our Definitive Proxy Statement on Schedule 14A filed on July 29, 2019, but only to the extent that such information was incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018.

●	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 14, 2012, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

You may request a free copy of the above-mentioned filings or any subsequent filings we incorporate by reference to this prospectus supplement by writing or telephoning us at the following address: Taronis Technologies, Inc., 16165 N. 83rd Ave., Ste 200, Peoria, Arizona 85382, (866) 370-3835.

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PROSPECTUS

$100,000,000

Common Stock, Preferred Stock,

Warrants, Rights, Units

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the NASDAQ Capital Market under the symbol “TRNX.” On April 12, 2019, the last reported sale price of our common stock on the NASDAQ Capital Market was $0.99 per share.

As of April 12, 2019, the aggregate market value of our outstanding common stock held by non-affiliates was $24,044316.10 million based on 24,287,188 shares outstanding, of which 21,856,158 shares are held by non-affiliates, and a per share price of $0.99, based on the last reported sale price of our common shares on the NASDAQ Capital Market on April 12, 2019. During the twelve-calendar month period ending on and including the date of this prospectus, we did not sell any securities pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves risks. See the “risk factors” on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April [  ], 2019.

You should rely only on the information contained in or incorporated by reference in this prospectus, any prospectus supplement and in any free writing prospectus that we have authorized for use in connection with an offering. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference in this prospectus any accompanying prospectus supplement, and any free writing prospectus that we have authorized for use in connection with an offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, any accompanying prospectus supplement, the documents incorporated by reference in this prospectus and any accompanying prospectus supplement, and any free writing prospectus that we have authorized for use in connection with an offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Information Incorporated by Reference” and “Where You Can Find More Information.”

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement.

Unless the context otherwise requires, all references to the terms “we,” “us,” “our,” and the “company” throughout this prospectus supplement mean Taronis Technologies, Inc. and its subsidiaries.

All references in this prospectus to our financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

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The information contained in this prospectus or any accompanying prospectus supplement is accurate only as of the date of this prospectus or the accompanying prospectus supplement, respectively regardless of the time of delivery of this prospectus or the accompanying prospectus supplement or of any sale of the securities. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus or the accompanying prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

OUR COMPANY

Overview

We are a technology-based company that is focused on addressing the global constraints on natural resources, including fuel and water. Our two core technology applications – renewable fuel gasification and water decontamination/sterilization - are derived from our patented and proprietary Plasma Arc Flow System. The Plasma Arc Flow System works by generating a combination of electric current, heat, ultraviolet light and ozone, that affects the feedstock run through the system to create a chosen outcome, depending on whether the system is in “gasification mode” or “sterilization mode”.

Gasification Mode

When the Plasma Arc Flow System is in “gasification mode” and the appropriate feedstock is passed through the system in a closed loop with constant recirculation (to achieve the maximum possible gasification rates), it creates a renewable, hydrogen-based synthetic fuel we call “MagneGas”. We sell MagneGas as a metal cutting fuel as an alternative product to acetylene, which is the mostly commonly used metal fuel globally, but also happens to be a non-renewable fossil fuel-based metal cutting fuel. Alternatively, MagneGas is a cleaner, renewable fuel alternative that creates a flame up to 85% hotter than acetylene and cuts metal up to 38% faster than acetylene, while maintaining a comparable price.

Sterilization Mode

When the Plasma Arc Flow System is in “sterilization mode” the system may process any number of liquified waste streams. In most cases we pass the selected waste stream through the system a limited number of times to achieve the maximum sterilization/decontamination effect on the waste stream. Sterilization mode also produces modest amounts of gas as a byproduct. Our proprietary combination of electric current, heat, ultraviolet light and ozone has shown an ability to eliminate up to 99.9% of EPA and USDA regulated pathogens such as e-coli and fecal coliform. We also believe our technology also has the capability to eliminate cyanobacteria commonly referred to as “blue-green algae” and are currently conducting tests to verify that capability.

During 2017 and 2018, as part of our retail growth strategy, we acquired a number of businesses with large customer bases through which we now offer our proprietary MagneGas product in addition to other gases and welding supplies. The majority of our retail locations are in Texas and California, which we believe are the two top markets for consumption of metal cutting fuels and related supplies. We also have locations in Florida and Louisiana. We also market, for sale and licensure, our proprietary plasma arc technology for gasification and the processing of liquid waste and have developed a global network of brokers to sell the Plasma Arc Flow System.

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Core Technology

Submerged Plasma Arc Flow System Overview

●	Our patented system enables fluid to efficiently pass through a submerged plasma arc.

●	To create synthetic fuel, the fluid must contain hydrogen and oxygen – carbon supply can be facilitated by the electrodes.

●	As the fluid passes through the arc, hydrogen, carbon and oxygen molecules are liberated and gasified.

●	A wide range of feedstocks can produce different gases, with differing flame and heating properties

●	Typically, our fuels are 40-60% ionized hydrogen and 30-40% other synthetic hydrocarbon and carbon compounds.

●	To decontaminate or sterilize waste streams, such as contaminated water or biomass waste, the “feed stock” must be in liquid form.

Our Products

We have two proprietary products that we market and sell, which are derived from our core technology. The first is our clean, renewable alternative cutting fuel called “MagneGas”, which is sold at our various locations to retail end users as an alternative product to acetylene. The second is our Plasma Arc Flow System, which is marketed for sale and licensure to commercial operators who desire to utilize our technology for gas production (under strict license) or water decontamination and sterilization.

MagneGas Cutting Fuel

We currently produce MagneGas, which is comprised primarily of hydrogen and created through a patented protected process. The fuel can be used as an alternative to acetylene and other natural gas derived fuels for metal cutting and other commercial uses. After production, the fuel is stored in hydrogen cylinders which are then sold to market on a rotating basis. Independent analyses performed by the City College of New York and Edison Welding Institute have verified that MagneGas cuts metal at a significantly higher temperature and faster than acetylene, which is the most commonly used fuel in metal cutting. The use of MagneGas is nearly identical to acetylene (it merely requires a different welding tip and a regulator) making it easy for end-users to adopt our product with limited training.

Over the last several years we have acquired and maintain a retail distribution network, which allows us to sell and transport MagneGas to customers in various metalworking industries. Since 2017, we have doubled the range we are able to distribute MagneGas and are now able to more efficiently address markets within a 500-mile radius of our production hubs in Florida and Texas. Within the next two years we plan to create two production hubs in California to serve the western United States. Finally, we have and intend to continue to acquire complementary gas and welding supply distribution businesses in order to expand the distribution and use of MagneGas, other industrial gases and related equipment. We have sold to over 30,000 customers in the public and private sectors.

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Plasma Arc Flow System

We use our Plasma Arc Flow System to make MagneGas, but it has the ability to gasify many forms of liquids and liquid waste such as used vegetable, soybean or motor oils, certain types of liquified biomass, ethylene glycol and can be used to sterilize bio-contaminants in waste and decontaminate water.

The Plasma Arc Flow System forces a high-volume flow of liquid waste through a submerged plasma arc existing between carbon electrodes, a process which sterilizes the bio-contaminants within the waste without requiring any chemical disinfecting agents. The Plasma Arc Flow System also releases a clean burning fuel as a byproduct of the decontamination and sterilization process, which can be used to offset some energy consumption. Because our Plasma Arc Flow Systems are available in various sizes from 50kW to 500kW, they are applicable to a broad array of end-users, including: (i) large consumers of cutting fuels (construction companies, shipbuilders, heavy industry) who desire a safer, renewable, and efficient alternative to acetylene, propane (ii) producers of contaminated waste streams (commercial manufacturers, farming operations, chemical producers, etc.) who either desire to or are mandated by law to treat agricultural, pharmaceutical, industrial or manufacturing waste streams prior to release into the ecosystem and (iii) local, state or federal governments, desirous of decontaminating water sources or reclaiming waste water that is otherwise unusable.

Corporate Information

Taronis Technologies, Inc. was organized as 4307 INC. under the laws of the State of Delaware on December 9, 2005. Our corporate headquarters are located at 11885 44th Street North, Clearwater, Florida 33762 and our telephone number is (727) 934-3448.

Reports to Security Holders

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, registration statements and other items pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Securities and Exchange Commission (“SEC”). The SEC maintains an internet site (www.sec.gov) that contains reports, proxy and information statements regarding issuers that file electronically with the SEC.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks discussed under the Section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission subsequent to the Form 10-K, and in other documents that we subsequently file with the Securities and Exchange Commission, all of which are incorporated by reference in this prospectus and the accompanying prospectus supplement(s) in their entirety, together with other information in this prospectus, the accompanying prospectus supplement(s), the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus (including any documents incorporated by reference herein) contains statements with respect to us which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and reflect our plans, estimates and beliefs, can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward-looking statements include, but are not limited to, statements concerning future events, our future financial performance, business strategy and plans and objectives of management for future operations. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein.

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

You should read this prospectus, the accompanying prospectus supplement(s), and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the cover of this prospectus only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from this offering to continue our acquisition strategy and for working capital and general corporate purposes. Such purposes may include research and development expenditures and capital expenditures. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from this offering. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of the related securities. Accordingly, we will retain broad discretion over the use of such proceeds. Pending use of the net proceeds, we may invest the net proceeds in interest-bearing, investment-grade securities.

DESCRIPTION OF SECURITIES WE ARE OFFERING

General

Our amended certificate of incorporation authorizes 190,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. As of April 12, 2019, there were 24,287,188 shares of our common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our Common Stock does not have cumulative voting rights. Holders of our Common Stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, the board of directors is authorized, without stockholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Holders of Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

All of our outstanding shares of Common Stock are, and the shares of Common Stock to be issued in this offering will be, fully paid and nonassessable.

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Preferred Stock

Our certificate of incorporation provides that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $0.001 per share. Our board of directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. Each series of preferred stock is to be issued under our certificate of incorporation and a certificate of designation to be approved by the board of directors of the Company or a committee thereof and filed with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Election of Directors

The holders of shares of common stock, shall appoint the members of our board of directors. Each share of common stock is entitled to one vote.

Options and Warrants

Options

Options outstanding as of December 31, 2018 and 2017 consisted of the following:

	Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Intrinsic Value
December 31, 2016	1,625	1,870.80	1.23	272
Granted	-
Exercised	-
Forfeited	-
Expired	(858)	694.60
December 31, 2017	767	3,186.80	1.58	-
Granted	11,250	18.57	10.00	-
Exercised	-
Forfeited	-
Expired	(464)	3,393.23	-	-
December 31, 2018	11,553	93.89	8.84	-

Exercisable at December 31, 2018	9,012

As of December 31, 2018, the fair value of non-vested options totaled $46,700 which will be amortized to expense until December 31, 2019.

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The fair value of each employee option grant is estimated on the date of the grant using the Black-Scholes option-pricing model. Key weighted-average assumptions used to apply this pricing model during the year ended 2018 were as follows:

Risk free interest rate	2.84%
Expected term	10 years
Volatility	183%
Dividends	$0

On July 12, 2017, the Board of Directors submitted the following actions to the Majority Stockholder for ratification and approval by consent in lieu of meeting, and the Majority Stockholder has ratified and approved the following actions: approving the Company’s Amended and Restated 2014 Equity Incentive Award Plan (the “New Plan”), for the principal purpose of increasing the number of shares that may be issued or transferred pursuant to awards under the New Plan. As of December 31, 2018, and 2017, there are 11,553 and 767 shares to be issued upon exercise of outstanding options and 3,827,083 shares remaining available for future issuance under equity compensation plans.

Common Stock Warrants

Warrants outstanding as of December 31, 2018 and 2017 consisted of the following:

	Warrants Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Life in Years
December 31, 2016	7,664	2,730.00	5.80
Granted	11,111	9,112.60	5.00
Exercised	(265)	300.00
Forfeited/Exchanged	-	-
Expired	(7,400)	2,730.00
December 31, 2017	11,111	9,112.60	4.45
Granted	2,329,167	6.60	2.17
Exercised	(3,750)	0.20
Expired	-
December 31, 2018	2,336,528	49.92	1.90

Exercisable at December 31, 2018	2,336,528

During the year ended December 31, 2018 and 2017 the Company exercised 3,750 and 265 shares of warrants with cash proceeds of $750 and $7,937.

At December 31, 2018 and 2017, the total intrinsic value of warrants outstanding and exercisable was $0 and $0, respectively.

In connection with the October SPA, the Company agreed to grant the investors one common stock purchase warrant for every share of common stock purchased under the October SPA at an exercise price of $7.31 per share. 1,090,000 common stock warrants were issued, expiring on April 14, 2022. The exercise price was subsequently adjusted to $4.64.

In connection with the August SPA, the Company agreed to grant the investor(s) one common stock purchase warrant for every share of common stock purchased under the SPA at an exercise price of $6.00 per share. 1,235,417 common stock warrants were issued, expiring on August 31, 2019.

During the first quarter of 2018, the Company issued 3,750 shares of common stock for the exercise of warrants with cash proceeds of $750. The fair value of the common stock warrants was $316,501, of which $302,589 was recognized as stock-based compensation for the year ended December 31, 2018.

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Maxim Group, LLC (“Maxim”) acted as the exclusive placement agent for the Series C preferred stock transaction. The Company agreed to pay Maxim a cash fee payable upon each closing equal to 6.0% of the gross proceeds ($4,050 in cash fees and a legal expense reimbursement of $5,000) received by the Company at each Closing (the “Placement Fee”). Such fees were recognized as stock issuance costs. Additionally, the Company granted to Maxim (or its designated affiliates) warrants to purchase up to 11,111 shares common stock (the “Placement Agent Warrants”). The Placement Agent Warrants expire five (5) years after the Closing. The Placement Agent Warrants are exercisable at a price per share equal to $990, are not be redeemable and are exercisable for 5 years. The Placement Agent Warrants may be exercised in whole or in part and provide for a “cashless” exercise, except in the event the shares of common stock issuable upon exercise of the Placement Agent Warrants are registered for resale, in which case they provide for a “cash” exercise only. The Placement Agent Warrants were recorded at fair value as stock issuance costs. Although the Placement Agent Warrants contain certain change in control provisions that are potentially settleable in cash, such settlement is at the Company’s discretion.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

Anti-Takeover Effects of Provisions of the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws

Provisions of the Delaware General Corporation Law (the “DGCL”) and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years following the date the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner.

Section 203 of the DGCL generally defines a “business combination” to include, among other things, any merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets.

In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our voting stock or any entity or person associated or affiliated with or controlling or controlled by such entity or person. The restrictions contained in Section 203 are not applicable to any of our existing stockholders that owned 15% or more of our outstanding voting stock upon the closing of our initial public offering.

Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

●	increase or decrease the aggregate number of authorized shares of such class;
●	increase or decrease the par value of the shares of such class; or
●	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

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If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the board of directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by our President whenever so directed in writing by a majority of the entire board of directors. Special meetings can also be called whenever one-third of the number of shares of our capital stock entitled to vote at such meeting shall, in writing, request one. Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

The NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “TRNX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. The transfer agent’s address is 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209, and its telephone number is (303) 282-4800.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock and preferred stock in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements to be entered into by the Company, a warrant agent to be named by the Company, and the holders from time to time of the warrants and the prospectus supplement relating to the warrants. Copies of the form agreement for each warrant and the warrant certificate, if any, reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the applicable warrant agreement for additional information before you purchase any of our warrants.

The prospectus supplement relating to any warrants we offer will describe the specific terms relating to the offering. These terms may include some or all of the following:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

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●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock and preferred stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the procedures and conditions relating to the exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	the triggering event and the terms upon which the exercise price and the number of underlying securities that the warrants are exercisable into may be adjusted;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Until the warrants are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

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The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription right;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations, including tax considerations, applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

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General

We may issue units consisting of common stock, preferred stock, rights, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement to be entered into by the Company and the unit agent named therein under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Securities We Are Offering – Common Stock,” “Description of Securities We Are Offering – Preferred Stock,” “Description of Rights,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

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PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

●	directly to investors, including through a specific bidding, auction, or other process;
●	to investors through agents;
●	directly to agents;
●	to or through brokers or dealers;
●	to the public through underwriting syndicates led by one or more managing underwriters;
●	in privately negotiated transactions;
●	directly to agents;
●	to one or more underwriters acting alone for resale to investors or to the public;
●	in a registered direct offering; or
●	through a combination of any such methods of sale.

Our common stock or preferred stock may be issued upon conversion of convertible preferred. Securities may also be issued upon exercise of warrants or rights and division of units and we reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices;
●	at varying prices determined at the time of sale; or
●	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of the securities.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. Any underwritten offering may be on a best efforts or firm commitment basis. In connection with the sale of the securities, we or the purchasers of the securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We, our underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

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We will provide in the applicable prospectus supplement (i) the identity of any underwriter, dealer or agent, (ii) any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, (iii) any discounts, concessions or commissions allowed by underwriters to participating dealers, (iv) the amounts underwritten; and (v) the nature of the underwriter’s or underwriters’ obligation to take the securities. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the NASDAQ Capital Market, subject to official notice of issue. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market. We may elect to list any series of preferred stock, warrants, rights, debt securities, or units on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Covington and Burling LLP and/or our General Counsel will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Taronis Technologies. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in the notes to the consolidated financial statements) which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

This prospectus supplement is part of a registration statement on that we filed with the SEC under the Securities Act of 1933, as amended, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement of which this prospectus supplement is a part, or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, we file annual, quarterly and special reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

The website addresses referenced herein are not intended to function as hyperlinks, and the information contained in our website and in the SEC’s website is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. This prospectus supplement incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold:

●	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 12, 2019.

●	Our Current Reports on Form 8-K and Form 8-K/A, filed with the SEC on January 11, 2019 (two on this date), January 15, 2019, January 18, 2019, January 24, 2019, January 28, 2019, January 31, 2019, February 4, 2019, February 5, 2019, February 7, 2019, February 8, 2019, February 11, 2019, February 13, 2019, February 19, 2019 (two on this date), February 28, 2019 and March 8, 2019.

●	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 14, 2012, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

You may request a free copy of the above-mentioned filings or any subsequent filings we incorporate by reference to this prospectus supplement by writing or telephoning us at the following address: Taronis Technologies, Inc., 11885 44th Street North, Clearwater, FL 33762, (727) 934-3448.

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TARONIS TECHNOLOGIES, INC.

2,097,496 Shares of Common Stock

3,500 Shares of Series G Convertible Preferred Stock
1,555,556 Shares of Common Stock issuable upon conversion of Series G Convertible Preferred Stock

3,111,111 Warrants to Purchase Shares of Common Stock

3,111,111 Shares of Common Stock issuable upon the exercise of Warrants to Purchase Shares of Common Stock

PROSPECTUS SUPPLEMENT

November 15, 2019